SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.   20549


                                      FORM 8-K


                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                                     August 27, 1996
             Date of Report   (Date of earliest event reported)


                         CENTURY TELEPHONE ENTERPRISES, INC.
               (Exact name of Registrant as specified in its charter)


            LOUISIANA                     1-7784               72-0651161
   (State or other jurisdiction         (Commission         (I.R.S. Employer
         of incorporation)              File Number)     Identification Number)



                               100 Century Park Drive
                               Monroe, Louisiana 71203
                  (Address of principal executive offices) (Zip Code)


                                   (318) 388-9500
                  (Registrant's telephone number, including area code)


                                    Not Applicable
              (Former name or former address, if changed since last report)



        Item 5:  Other Events

               On August 27, 1996, the Board of Directors of Century Telephone Enterprises, Inc. (the "Company") declared a dividend of one preference share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The dividend is payable on November 1, 1996 to stockholders of record on September 30, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series BB Participating Cumulative Preference Stock, par value $25 per share (the "Preference Shares"), of the Company at a price of $110 per one one-hundredth of a Preference Share (the "Purchase Price"), subject to adjustment as described below. The description and terms of the Rights are set forth in a Rights Agreement dated as of August 27, 1996 (the "Rights Agreement") between the Company and Society National Bank, as Rights Agent (the "Rights Agent").

          Initial Status of the Rights
          ----------------------------

               Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer that, if consummated, would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the Common Share certificates outstanding as of the Record Date, together with a copy of a Summary of Rights in the form provided in an exhibit to the Rights Agreement.

               The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon any transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

          Distribution and Term of Rights
          -------------------------------

               As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights.

               The Rights are not exercisable until the Distribution Date. The Rights will expire on November 1, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

          Triggering Events
          -----------------

               In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value at the time of such occurrence of two times the exercise price of the Right.

          Anti-Dilution
          -------------

               The Purchase Price payable, and the number of Preference Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights, options or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then-current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).

               The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

               With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%. No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.

          Exchange and Redemption
          -----------------------

               At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preference Share, per Right (subject to adjustment).

               At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), subject to adjustment. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Rights, Preferences and Limitations of Preference Shares
          --------------------------------------------------------

               Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will entitle the holder to receive a preferential quarterly dividend payment of the greater of $10 or 100 times the aggregate dividend declared per Common Share. In the event of liquidation, the holders of the Preference Shares will be entitled to a minimum preferential liquidation payment of $100 per share and, under certain circumstances, may be entitled to receive additional distributions. Each Preference Share will entitle the holder to 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preference Share will entitle the holder to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions. Because of the nature of the Preference Shares' dividend, liquidation and voting rights, the value of each one one-hundredth interest in a Preference Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          Amendments
          ----------

               The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the 15% thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

          Miscellaneous
          -------------

               Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.


               The Rights may have certain anti-takeover effects. The Rights should not, however, interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company as described above.

               While the dividend of the rights will not be taxable to stockholders or to the Company, stockholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as described above.

               The Rights Agreement and a form of press release announcing the declaration of the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

               (c)  Exhibits.

               The exhibits to this report are listed in the exhibit list, which appears elsewhere herein and is incorporated herein by reference.


                                      SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CENTURY TELEPHONE ENTERPRISES, INC.



                                        By:       /s/ Harvey P. Perry
                                           ________________________________
                                                    Harvey P. Perry
                                                 Senior Vice-President,
                                             General Counsel and Secretary


          Dated:  August 30, 1996

                                     EXHIBIT LIST


              Exhibit                       Description

                 1. Rights Agreement, dated as of August 27, 1996, between Century Telephone Enterprises, Inc. and Society National Bank, as Rights Agent.

                 2. Form of Articles of Amendment for the Series BB Participating Cumulative Preference Stock, included as Exhibit A to the Rights Agreement, which were executed in such form on August 27, 1996 and filed on August 29, 1996 with the Secretary of State of the State of Louisiana.

                 3. Forms of Rights Certificate, Assignment, and Election to Purchase, included as Exhibit B to the Rights Agreement.

                 4. Summary of Rights to Purchase Preference Shares, included as Exhibit C to the Rights Agreement.

                 5.           Form of press release dated August 27, 1996.